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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 14, 1997 with respect to the consolidated financial statements of Transmation, Inc. appearing on page 18 of the Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Rochester, New York
December 15, 1997